Exhibit 99.1

NASDAQ: FIZZ
For Immediate Release
Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE CORP.

REDEEMS

PREFERRED STOCK

FORT LAUDERDALE, FL, April 29, 2016 . . . National Beverage Corp. (NASDAQ:FIZZ) announced today that its Board of Directors approved the final $6 million payment (plus accrued dividends) of the Special Series D Preferred Stock that was privately placed in January 2013.

“Team National and its Board are more than pleased relative to the Company’s performance this fiscal year as it draws to conclusion on April 30, 2016. Praiseworthy cash flow plus balance sheet disciplines resulted in the Board’s decision to retire the Special Series D Preferred Stock prior to the end of fiscal year 2016,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

“While too early to release net earnings, our revenues are expected to exceed $700 million. As stated in our September 10, 2015 earnings release . . . our vision predicts a ‘Break-Out Year’ – and we believe our prediction was an accurate one,” Caporella smiled.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences, and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments. The Series D securities referenced in this release have not been registered under the Securities Act of 1933.